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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

               Statement of Eligibility Under the Trust Indenture
           Act of 1939 of a Corporation Designated to Act as Trustee

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
TO SECTION 305(b)(2)                                       [Not Applicable.]

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                 Not applicable
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                  74-0800980
                      (I.R.S. Employer Identification No.)

            712 Main Street, Houston, Texas                     77002
        (Address of principal executive offices)              (Zip code)

                  Carol Kirkland, 712 Main Street, 26th Floor,
                     Houston, Texas  77002, (713) 546-2449
           (Name, address and telephone number of agent for service)

                        Browning-Ferris Industries, Inc.
              (Exact name of obligor as specified in its charter)

                     Delaware                              74-1673682
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

             757 N. Eldridge, Houston, Texas                    77079
          (Address of principal executive offices)            (Zip Code)

                                Debt Securities
                      (Title of the indenture securities)

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Item 1.   General Information.
     Furnish the following information as to the trustee--

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D. C.

          Federal Deposit Insurance Corporation,
          Washington, D. C.

          The Board of Governors of the Federal Reserve System, Washington,
          D. C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

                              As of April 14, 1995

                          No such affiliation exists.

                            See Note, Page 9 hereof.

Item 3.   Voting Securities of the trustee.

     Furnish the following information as to each class of voting securities of the trustee.

                              As of April 14, 1995



            Column A                                     Column B
         Title of Class                             Amount Outstanding

(1) Texas Commerce Bank National Association           5,000,000
    Common Stock


Item 4.   Trusteeships under other indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                              As of April 14, 1995

     (a) Title of the securities outstanding under each such other indenture.

          $100,000,000 Browning-Ferris Industries, Inc.
          9 1/4% Debentures due 5/1/2021

          $300,000,000 Browning-Ferris Industries, Inc.
          7 7/8% Debentures due 3/01/2025

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     These outstanding securities are issued pursuant to the same indenture under which any new securities will be issued, all of which are unsecured and are equal and ratable.

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(1) Texas Commerce Bancshares, Inc., a registered bank holding company, owns all of such shares, except for directors' qualifying shares.


Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                              As of April 14, 1995

                   Marc J. Shapiro, Chairman, President and a
                director of the trustee, serves on the Board of
                              Directors of obligor

                            See Note, Page 9 hereof.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                              As of April 14, 1995

               Based upon an examination of the books and records of the trustee, inquiries made by the trustee and information furnished to the trustee by the obligor, voting securities of the trustee, owned beneficially, directly or indirectly, by the obligor and its directors, partners and executive officers, taken as a group, do not exceed 1% of the outstanding voting securities of the trustee.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                              As of April 14, 1995

          No single underwriter, its directors, partners and executive officers, taken as a group, owned beneficially,

directly or indirectly, in excess of 1% of the outstanding voting securities of the trustee.

                            See Note, Page 9 hereof.

Item 8.   Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                              As of April 14, 1995

                   No such securities were so owned or held.

                            See Note, Page 9 hereof.

Item 9.   Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                              As of April 14, 1995

          The trustee did not so own or hold in excess of 1% of any class of security outstanding of any such person.

                            See Note, Page 9 hereof.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                              As of April 14, 1995

                   No such securities were so owned or held.

                            See Note, Page 9 hereof.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                              As of April 14, 1995

                   No such securities were so owned or held.

                            See Note, Page 9 hereof.

Item 12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions to the Form T-1, if the obligor is indebted to the trustee, furnish the following information: nature of indebtedness, amount outstanding and date due.

                             As of April 14, 1995.

  The obligor has a $39,000,000 revolving line of credit with the trustee due December 31, 1996, on which no debt is presently outstanding.

                            See Note, Page 9 hereof.

Item 13.  Defaults by the Obligor.

     (c) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                             As of April 14, 1995.

                     No such default exists or has existed.

     (d) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                             As of April 14, 1995.

               There has been no default of which the Trustee has knowledge.

Item 14.  Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

                             As of April 14, 1995.

                          No such affiliation exists.

                            See Note, Page 9 hereof.

Item 15.  Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

          *    1.   A copy of the articles of association of the trustee as
          now in effect.

          **   2.   A copy of the certificate of authority of the trustee to
          commence business.

          **   3.   A copy of the certificate of authorization of the trustee
          to exercise corporate trust powers issued by the Board of Governors of the Federal Reserve System under date of January 21, 1948.

          ***  4.   A copy of the existing bylaws of the trustee.

               5. A copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable.

               6. The consent of the United States institutional trustees required by Section 321(b) of the Act.

          **** 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

               9. Foreign trustees are required to file a consent to service of process on Form F-X. Not applicable.

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  *       Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Form T-1 of Texas Commerce Bank National Association with respect to File No. 33-51417.

 ** Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Form T-1 of Texas National Bank of Commerce of Houston with respect to File No. 2-24599.

*** Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Form T-1 of Texas Commerce Bank National Association with respect to File No. 33-0286.

**** Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Form T-1 of Texas Commerce Bank National Association with respect to File No. 22-26606, Registration Number 33-90582.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 27th day of April, 1995.

                         TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                         (Trustee)

                                   /s/ Donald R. Robinson
                         By:___________________________________
                         Name:        Donald R. Robinson
                         Title:  Vice President & Trust Officer


                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement or will be the underwriters for the indenture securities, or are owners of 10% or more of the voting securities of the obligor, or are owners of 50% or more of the voting securities of the obligor or are affiliates, and the amounts and percentages of such securities, if any, owned by each of the foregoing, respectively, are based upon information furnished to the trustee by the obligor and the underwriter. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor. Accordingly, the trustee disclaims responsibility as to the accuracy and completeness of the information received from the obligor and the underwriter relating to the answers to items 2, 5, 7, 8, 9, 10, 11, 12 and 14.

     Inasmuch as this statement is filed prior to the final determination of all underwriters of the indenture securities, the answers to items 5, 7, 9 and 14 are based on incomplete information, but may be considered as correct unless additional information is furnished by amendment.



                                                                  Exhibit 6

April 27, 1995

Securities & Exchange Commission
Washington, D.C.  20549

Gentlemen:

    The undersigned is trustee under an Restated Indenture dated as of September 1, 1991, as supplemented from time to time by supplemental indentures thereto, between Browning-Ferris
Industries, Inc. and Texas Commerce Bank National Association, as
Trustee, entered into in connection with the issuance of its Debt
Securities.

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities & Exchange Commission upon its request therefor.

                         Very truly yours,

                         TEXAS COMMERCE BANK
                         NATIONAL ASSOCIATION

                         /s/ David R. Robinson
                         _____________________________
                         David R. Robinson
                         Vice President & Trust Officer